UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2009

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 30, 2009, Loral Space & Communications Inc. (the "Company" or "Loral") entered into a letter agreement (the "Agreement") with MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Partners LP, MHRA LP, MHRM LP, MHR Institutional Partners II LP, MHR Institutional Partners IIA LP, and MHR Institutional Partners III LP (collectively the "MHR Funds"). Pursuant to the Agreement, the MHR Funds deferred the Company’s obligations under that certain Amended and Restated Registration Rights Agreement, dated December 23, 2008, by and among the Company and the MHR Funds, with respect to the listing of the Company’s non-voting common stock on the NASDAQ Global Select Market, pending receipt of written notice from the MHR Funds, whereupon Loral has agreed to use its reasonable efforts to cause the non-voting common stock to be listed on the NASDAQ Global Select Market or such other securities exchange on which Loral common stock is then listed.

The foregoing discussion is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Form 8-K as Exhibit 99.1, and is incorporated in this item by reference.

Item 9.01 Financial Statements and Exhibits.

99.1 Letter Agreement, dated as of June 30, 2009, by and among Loral Space & Communications Inc, MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Partners LP, MHRA LP, MHRM LP, MHR Institutional Partners II LP, MHR Institutional Partners IIA LP and MHR Institutional Partners III LP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

June 30, 2009	By:	Avi Katz

Name: Avi Katz
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Letter Agreement, dated as of June 30, 2009, by and among Loral Space & Communications Inc, MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Partners LP, MHRA LP, MHRM LP, MHR Institutional Partners II LP, MHR Institutional Partners IIA LP and MHR Institutional Partners III LP.